EXHIBIT 10.1

SECOND AMENDMENT TO
REVOLVING LINE OF CREDIT AGREEMENT AND PROMISSORY NOTE

This Second Amendment to Revolving Line of Credit Agreement and Promissory Note (this "Second Amendment") is entered into and effective as of June 19, 2009 (the "Effective Date") by and between Red Mile Entertainment, Inc., a Delaware corporation and its subsidiaries (collectively, the "Borrower") and Tiger Paw Capital Corp., an Alberta Company (the "Lender").

RECITALS

1.
Borrower and Lender are parties to a Revolving Line of Credit Agreement dated February 11, 2008 (the "Credit Agreement") pursuant to which Borrower issued to Lender a promissory note dated February 11, 2008 in the maximum principal sum of $1,000,000_00 (the "Promissory Note"), secured by certain assets of Borrower pursuant to a Security Agreement dated February 11, 2008 (the "Security Agreement");

2.
In connection with a proposed acquisition of Borrower by a third party that did not take place, Borrower and Lender entered into a First Amendment to Revolving Line of Credit Agreement and Promissory Note dated May 7, 2008 (the "First Amendment"), a Temporary Forbearance Agreement dated May 7, 2008 and an Amendment to Temporary Forbearance Agreement dated November 5, 2008 (collectively, the "Forbearance Agreement").

3.	Borrower and Lender now wish to further amend the Credit Agreement and Promissory Note according to this Second Amendment,

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and. valuable consideration the parties agree as follows:

1.             First Amendment Forbearance Agreement Superseded

This Second Amendment terminates, replaces and supersedes the First Amendment and the Forbearance Agreement in their entirety, and the provisions of this Second Amendment shall apply with respect to all events and periods of time occurring on or after the Effective Date.

2.             Maturity Date

Unless converted earlier pursuant to this Second Amendment, all outstanding principal and accrued but unpaid interest under the Credit Agreement as of the Effective Date, and all future advances and accrued interest, will be due and payable to the order of Lender upon demand, but in no event later than the first anniversary of the Effective Date (the "Final Maturity Date").

3.             Conversion

Lender is entitled, at its option, at any time after the Effective Date, to convert all or any lesser portion of the then-outstanding principal and accrued but unpaid interest into shares of Borrower's common stock (the "Conversion Shares") at a conversion price (the "Conversion Price") for each share of common stock equal to the average closing bid price for the common stock for the three trading days before the Conversion Date (as defined below). The closing bid price shall be the closing bid price of the Borrower's common stock as reported in the over-the-counter market or, if such common stock is then listed on another stock market or exchange, the closing bid price on such exchange as reported in the Wall Street Journal. Lender may effect conversion by surrendering the Promissory Note to the Borrower, with the form of conversion notice attached hereto as Exhibit A (the "Conversion Notice"), executed by Lender.

Borrower will not be obligated to issue fractional Conversion Shares upon conversion; instead, Borrower will round the number of Conversion Shares up to the nearest whole share. The effective date of the conversion (the "Conversion Date") shall be the date on which the executed Conversion Notice is first received by Borrower, by facsimile transmission or otherwise. Lender shall deliver the Promissory Note, together with the original executed Conversion Notice, to Borrower within three business days after the Conversion Date.

On the Final Maturity Date, Borrower will pay any unconverted principal and accrued interest, at the option of the Borrower, in either (a) cash or (b) common stock valued at a price equal to the Conversion Price determined as if the Promissory Note was converted into common stock on the Final Maturity Date in accordance with the terms of the Promissory Note and this Second Amendment.

4.            Other Terms Unaffected

Except as expressly modified by the provisions hereof, the Credit Agreement, the Promissory Note, and the Security Agreement are in all respects ratified and confirmed, and shall continue in full force and effect in accordance with their respective terms. To the extent that there are any inconsistencies between this Second Amendment, on the one hand, and the Credit Agreement, Promissory Note or Security Agreement, on the other hand, the terms and provisions of this Second Amendment shall prevail.

5.            Counterparts

This Second Amendment may be executed in one or more counterparts (including by facsimile) each of which when so executed will be deemed an original and all of which, when taken together, will constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Second AMENDMENT AS OF THE Effective Date.

RED MILE ENTERTAINMENT, INC.                                         TIGER PAW CAPITAL , CORP.

By: /s/ Simon Price                                                                        By:/s/ Kenny Cheung

Name: Simon Price                                                                          Name: Kenny  Cheung

Title: CEO                                                                                        Title: Principal

EXHIBIT A

CONVERSION NOTICE

The undersigned hereby elects to convert $                              of the principal and $                                   of the accrued but unpaid interest due on the Promissory Note (the"Note") issued by Red Mile Entertainment, Inc. (the "Borrower") on February 11, 2008 pursuant to the terms of the Note, the Revolving Line of Credit Agreement between Borrower and TigerPaw Capital Corp. dated February I I, 2008, and the Second Amendment to Revolving Line of Credit Agreement and Promissory Note dated June 19 2009.

Date:

Signature:

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